UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2005

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  Effective November 10, 2005, M. Michele Burns resigned as Chief Financial Officer of Mirant Corporation.    She retains the title of Executive Vice President and Chief Restructuring Officer.

(c)            Effective November 10, 2005, James V. Iaco, age 61, was appointed Chief Financial Officer of Mirant Corporation.  He already held the title of Executive Vice President.  Iaco has been a private investor since 2000.  Prior to that time he was employed by Edison Mission Energy where he served as Senior Vice President and President, Americas Division (1998-2000) and Senior Vice President and Chief Financial Officer (1994-1998).

The material terms of his employment agreement are described in a Form 8-K filed by Mirant Corporation on November 4, 2005.  A copy of the employment agreement is attached to the Form 8-K filed on November 4, 2005 as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 10, 2005

Mirant Corporation

/s/ Dan Streek
Dan Streek
Vice President and Controller
(Principal Accounting Officer)